UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 19, 2011

MHI HOSPITALITY CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Maryland	333-118873	20-1531029
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

410 W. Francis Street

Williamsburg, Virginia 23185

(757) 229-5648

(Address, including Zip Code and Telephone Number, including

Area Code, of Principal Executive Offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

MHI Hospitality Corporation (the “Company”) held its Annual Meeting of Stockholders on April 19, 2011 (the “Annual Meeting”). The Company is providing the following information regarding the final results of the matters voted on by stockholders at the Annual Meeting:

a)	Election of seven (7) Directors to serve for the ensuing year and until their respective successors are elected:

Director Nominee	Votes For	Votes Withheld	Broker Non-Votes
David J. Beatty	3,433,345	211,226	3,979,459
J. Paul Carey	2,681,540	963,031	3,979,459
James P. O’Hanlon	3,490,733	153,838	3,979,459
Andrew M. Sims	3,386,373	258,198	3,979,459
Kim E. Sims	3,464,456	180,115	3,979,459
Edward S. Stein	3,490,633	153,938	3,979,459
Gen. Anthony C. Zinni	3,510,975	133,596	3,979,459

b)	Ratification of the appointment of Witt Mares, PLC, the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2011: 7,288,812 shares in favor, 325,745 shares against and 9,473 shares abstaining. There were no broker non-votes for this proposal.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 19, 2011

MHI HOSPITALITY CORPORATION

By:	/s/ Andrew M. Sims
Name:	Andrew M. Sims
Title:	Chief Executive Officer

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